                                                   Registration No. ____________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                HUFFY CORPORATION
               (Exact name of issuer as specified in its Charter)

    Ohio                                                  31-0326270
(State of Incorporation)                   (I.R.S. Employer Identification No.)

    225 Byers Road, Miamisburg, Ohio                          45342
(Address of Principal Executive Offices)                    (Zip Code)

                            -----------------------

                HUFFY CORPORATION 1998 DIRECTOR STOCK OPTION PLAN
                 HUFFY CORPORATION 1998 KEY EMPLOYEE STOCK PLAN
                  HUFFY CORPORATION 1998 RESTRICTED SHARE PLAN
                           (Full Title of the Plans )

                            -----------------------

                           Nancy A. Michaud, Secretary
                                Huffy Corporation
                                 225 Byers Road
                             Miamisburg, Ohio 45342
                                 (937) 866-6251
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

Title of Securities to be    Amount to be      Proposed Maximum            Proposed Maximum      Amount of
Registered                   Registered        Offering Price Per Share    Offering Price        Registration Fee
Common Stock, no par         623,714                 $16.025*               $10,018,406.12*         $2,003.68
value

--------------------------------------------------------------------------------

Approximate date of proposed commencement of sales hereunder:
As soon as practicable after the effective date of this Registration Statement

* Based pursuant to Rule 457(c) and 457(f)(1), on the average of the high and low prices of the common stock of Huffy Corporation on the New York Stock Exchange on May 4, 1998, a date within 5 days of the date on which this Registration Statement is filed.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified in Part I of Form S-8 is set forth in a single document, entitled "Prospectus," which constitutes a part of the Section 10(a) Prospectus to which this Registration Statement relates but which is not filed herewith.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         Huffy Corporation (the "Registrant") hereby states that the documents listed in (a) through (f) below are incorporated by reference in this Registration Statement, and further states that all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         (a) The Registrant's Annual Report on Form 10-K as amended for the year ended December 31, 1997.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act since December 31, 1997.

         (c) The description of the Common Stock contained in Amendment No. I to the Company's Registration Statement on Form S-3 filed with the Commission on August 18, 1989 and description of the Rights contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 9, 1989, as amended by the Company's Form 8 Amendment to Application or Report filed with the Commission on September 4, 1991, and by the Company's Form 8 Amendment to Application or Report filed with the Commission on December 22, 1994.

         (d)      Huffy Corporation 1998 Director Stock Option Plan, filed as
                  Exhibit 1 to the Company's Proxy Statement, dated March 5, 1998, for the Annual Meeting of Shareholders held April 17, 1998.

         (e)      Huffy Corporation 1998 Key Employee Stock Plan, filed as
                  Exhibit 2 to the Company's Proxy Statement, dated March 5, 1998, for the Annual Meeting of Shareholders held April 17, 1998.

         (f) Huffy Corporation 1998 Restricted Share Plan, filed as Exhibit 3 to the Company's Proxy Statement, dated March 5, 1998, for the Annual Meeting of Shareholders held April 17, 1998.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Code of Regulations (the "Code") provides for indemnification of any person who served or serves as a director, officer, employee or agent of the Registrant, or who served or serves at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorneys' fees, judgements, fines, Employee Retirement Income Security Act excise taxes or penalties, and amounts paid in settlement incurred by such person in connection with any claim, action, suit or proceeding, including any action or suit by or in the right of the Registrant (whether threatened, pending or completed, and whether civil, criminal, administrative, or investigative, including appeals), by reason of any act or omission to act a such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 of the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment).

Pursuant to Section 1701.13(E) of the Ohio Revised Code, the Registrant is permitted to indemnify any director, officer, employee or agent of the Registrant against costs and expenses incurred in connection with any action, suit or proceeding brought against any such person by reason for his having served the Registrant in such capacity, provided that he meets certain "good faith" tests provided by law, and provided further that, with respect to suits brought on behalf of the Registrant, he is not adjudged to be liable for negligence or misconduct unless the relevant court finds indemnification to be nevertheless appropriate in view of all the circumstances.

The Code further provides, consistent with Section 1701.13(E)(5)(a) of the Ohio Revised Code, for all expenses, including attorneys' fees, incurred by a director in defending the action, suit or proceeding to be paid by the Registrant as they are incurred, in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

         (a) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant;

         (b) Reasonably cooperate with the Registrant concerning the action, suit, or proceeding.

In addition, the Code provides that the indemnification provided by the Code shall not be exclusive of, and shall be in addition to, any rights to which a director or officer seeking indemnification may be entitled under, among other things, any agreement. Pursuant to the foregoing, the Registrant has entered into indemnification agreements with its directors and officers which provides that the Registrant shall indemnify the director or officer if he was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action threatened or instituted, without limitation, any action threatened or instituted by or in the right of the Registrant), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, trustee, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, partnership, joint venture, trust or other enterprise, against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees, transcript costs and investigative costs), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the bests interests of the Registrant, and with respect to any criminal action or proceeding, he had no reasonably cause to believe his conduct was unlawful. If the director or officer claims indemnification under the agreement, he shall be presumed, in respect of any act or omission giving rise to such claim for indemnity, to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the bests interests of the Registrant, and with respect to any criminal matter, to have had no reasonable cause to believe his conduct was unlawful, and the termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, rebut such presumption.

The indemnity agreement also provides that the Registrant will not indemnify an officer or director in respect of any claim, issue or matter asserted in any completed action or suit instituted by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, trustee, officer, employee or agent of another corporation (domestic or foreign, non-profit or for profit), partnership, joint venture, trust or other enterprise, as to which claim, issue or matter he shall have been adjudged to be liable for acting with reckless disregard for the bests interests of the Registrant in the performance of his duty to the Registrant, unless and only to the extent that the Court of Common Pleas of Montgomery County, Ohio or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to such indemnity as such court of Common Pleas or such other court shall deem proper.

In addition, the Registrant has purchased insurance policies which provide coverage for the acts and omissions of the Registrant's directors and officers in certain situations.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.           EXHIBITS.

         Exhibit No.                                                   Description
         -----------                                                   -----------
         4                          (a)     Huffy Corporation 1998 Director Stock Option Plan, incorporated by reference to Exhibit 1 to the Company's Proxy Statement, dated
                                            March 5, 1998, for the Annual Meeting of Shareholders held April
                                            17, 1998.

                                    (b)     Huffy Corporation 1998 Key Employee Stock Plan, incorporated by reference to Exhibit 2 to the Company's Proxy Statement, dated
                                            March 5, 1998, for the Annual Meeting of Shareholders held April
                                            17, 1998.

                                    (c)     Huffy Corporation 1998 Restricted Share Plan, incorporated by reference to Exhibit 3 to the Company's Proxy Statement, dated
                                            March 5, 1998, for the Annual Meeting of Shareholders held April
                                            17, 1998.

         5, 23.1                            Opinion of Dinsmore & Shohl as to the legality of the
                                            securities being registered

         23.2                               Consent of KPMG Peat Marwick LLP, independent certified
                                            public accountants

         24                                 Power of Attorney

---------------------

ITEM 9.           UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miamisburg, State of Ohio on May 6, 1998.

                                HUFFY CORPORATION


                                By: /s/ NANCY A. MICHAUD
                                   ---------------------------------------
                                        Nancy A. Michaud, Vice President -
                                        General Counsel and Secretary

SIGNATURE


/s/ **
----------------------------------------
Don R. Graber, Chairman of the Board,
President and Chief Executive Officer,
Director
(Principal executive officer)


/s/ **
----------------------------------------
Thomas A. Frederick, Vice President - Finance,
Chief Financial Officer and Treasurer
(Principal financial officer)


/s/ **
----------------------------------------
Timothy G. Howard, Vice President - Controller
(Principal accounting officer)


DIRECTORS:


/s/ **
----------------------------------------
W. Anthony Huffman


/s/ **
----------------------------------------
Linda B. Keene

** Indicates Nancy A. Michaud has the power of attorney to sign on each individual's behalf.

DIRECTORS:


   No signature
----------------------------------------
Jack D. Michaels


/s/ **
----------------------------------------
Donald K. Miller


/s/**
----------------------------------------
James F. Robeson


/s/**
----------------------------------------
Patrick W. Rooney


/s/ **
----------------------------------------
Geoffrey W. Smith


/s/ **
----------------------------------------
Thomas C. Sullivan


/s/ **
----------------------------------------
Joseph P. Viviano


** Indicates Nancy A. Michaud has the power of attorney to sign on each individual's behalf.

                                INDEX TO EXHIBITS



         Exhibit No.                                    Description                                       Page
         -----------                                    -----------                                       ----
         4                 (a)      Huffy Corporation 1998 Director Stock Option Plan, incorporated by reference to Exhibit 1 to the Company's Proxy Statement, dated
                                    March 5, 1998, for the Annual Meeting of Shareholders held
                                    April 17, 1998.

                           (b)      Huffy Corporation 1998 Key Employee Stock Plan, incorporated by reference to Exhibit 2 to the Company's Proxy Statement, dated
                                    March 5, 1998, for the Annual Meeting of Shareholders held
                                    April 17, 1998.

                           (c)      Huffy Corporation 1998 Restricted Share Plan, incorporated by reference to Exhibit 3 to the Company's Proxy Statement, dated
                                    March 5, 1998, for the Annual Meeting of Shareholders held
                                    April 17, 1998.

         5, 23.1           Opinion of Dinsmore & Shohl as to the legality of the securities
                           being registered.                                                               ***

         23.2              Consent of KPMG Peat Marwick LLP, independent certified public
                           accountants                                                                     ***

         24                Power of Attorney                                                               ***


-----------------------
*** Indicates that the exhibit is filed herewith.





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